Exhibit 5.1

June 30, 2020

Best Buy Co., Inc.

7601 Penn Avenue South

Richfield, Minnesota 55423

Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Best Buy Co., Inc., a Minnesota corporation (the “Company”), in connection with a Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the “Registration Statement Amendment”) relating to up to 3,300,000 shares of common stock, par value $0.10 per share of the Company (the “Rollover Shares”), which were previously authorized for issuance pursuant to the Company’s 2014 Omnibus Incentive Plan (the “2014 Plan”) and which going forward are authorized for issuance pursuant to the Best Buy Co., Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”) to the extent not previously issued under the 2014 Plan.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Rollover Shares, when issued and delivered in accordance with the terms of the 2020 Plan, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the laws of the State of Minnesota.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement Amendment. In giving this consent, we do not admit we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP

DFM/MJV